Exhibit 10.4

Execution Version

Intermediary Manager Agreement

January 20, 2026

Macquarie Capital (USA) Inc.

660 5th Avenue

New York, New York 10103

This Intermediary Manager Agreement (this "Agreement") confirms the understanding and agreement of the parties with respect to the engagement of Macquarie Capital (USA) Inc. (the "Intermediary Manager") to serve as intermediary manager in connection with the private placement of shares of beneficial interest (the "Shares") of Macquarie Infrastructure Income Opportunities Fund, a Delaware statutory trust (the "Company") as set forth in the Confidential Private Placement Memorandum of the Company dated December 19, 2025 (as the same may be amended, restated and/or supplemented from time to time, the "Memorandum"). Terms not otherwise defined below shall have the meanings assigned to such terms in the Memorandum. Macquarie Wealth Advisers, LLC, a Delaware limited liability company, will act as investment adviser (the "Adviser") to the Company. The Intermediary Manager and the Adviser are affiliated companies.

As disclosed in the Memorandum, the Company intends to file an election to be treated as a "business development company" subject to regulation under the 1940 Act (the "BDC Election"). Prior to the BDC Election, the Company intends to operate as a private fund in reliance on an exemption from the definition of "investment company" under section 3(c)(7) of the 1940 Act, during which time the Company will offer a single class of Shares. Following the BDC Election, the Company intends to apply for an order for exemptive relief (the "Multi-Class Exemptive Order") that, if granted, will permit the Company to offer multiple classes of Shares and to, among other things, impose asset-based distribution fees and early-withdrawal fees. Until such Multi-Class Exemptive Order is obtained, the Company shall continue to offer a single class of Shares. Following, and conditional on, the obtaining of the Multi-Class Exemptive Order, the Company will offer four classes of Shares: Class S Shares (the "Class S Shares"), Class D Shares (the "Class D Shares"), Class I Shares (the "Class I Shares") and Class J Shares (the "Class J Shares"). The differences between the classes of Shares and the eligibility requirements for each class will be described in detail in the Memorandum. The Shares are to be offered and sold as described in the Memorandum. Except as otherwise agreed by the Company and the Intermediary Manager, Shares are to be sold through the Intermediary Manager, as the intermediary manager, and third parties, including brokers, dealers and certain financial advisors (which may include wealth advisors) and others (collectively, "Selected Intermediaries") with whom the Intermediary Manager has entered into or will enter into selected intermediary agreements related to the offering and sale of Shares substantially in the form approved by the Company from time to time (each, a "Selected Intermediary Agreement"), at a purchase price equal to the net asset value ("NAV") per Share as of the last calendar day of the immediately preceding month applicable to the class of Shares being purchased (as calculated in accordance with the procedures described in the Memorandum), less any applicable front-end sales charges. For Shareholders who have not "opted out" of the Company's distribution reinvestment plan (the "DRIP"), the cash distributions attributable to the class of Shares that each Shareholder owns will be automatically reinvested in additional Shares of the same class. Shares issued pursuant to the DRIP are to be issued to Shareholders of the Company at a purchase price equal to the most recent available NAV per Share for such Shares at the time the distribution is payable.

Set forth below are the terms and conditions upon which the Intermediary Manager shall act as intermediary manager of the Company.

1.	Procedures for Selling Shares.

(a)            The Intermediary Manager agrees to use its best efforts to arrange for the continuous private placement of Shares on behalf of the Company with investors meeting the qualifications set forth in Section 8(a) hereof, in accordance with the terms and conditions set forth in the Memorandum and this Agreement. The Intermediary Manager is authorized to enter into agreements with Selected Intermediaries of its choice for the sale of Shares and the provision of services to Shareholders; provided that the Intermediary Manager shall periodically inform the board of trustees of the Company (the "Board") of the nature and substance of such agreements and that the Company shall approve the forms of agreements with such Selected Intermediaries. This Agreement in no way limits or restricts the Intermediary Manager's ability to act as a principal, broker, dealer, counterparty or services provider to the Company and to receive compensation from the Company in such capacities in any transaction with the Company or on the Company's behalf in addition to the transactions contemplated by this Agreement.

(b)            The Intermediary Manager acknowledges that the Company's engagement of the Intermediary Manager for the private placement of Shares is being made in reliance on the representations, warranties, covenants and agreements of the Intermediary Manager contained herein. The Intermediary Manager will provide such certificates and other evidence of compliance with such representations, warranties, covenants and agreements and the other terms of this Agreement as may be reasonably requested by the Adviser or the Company or their counsel, which certificates and other evidence may be relied upon by the Adviser and the Company and any of their counsel.

(c)            The Intermediary Manager shall (i) hold itself available to receive Subscription Agreements for Shares from investors, (ii) within a reasonable time following receipt, notify the Company of such receipt, (iii) review, or delegate review to its agent of, such Subscription Agreements to determine if the subscribers meet the Company's suitability and eligibility requirements, based solely on the representations made in such Subscription Agreements and (iv) transmit to the Company the Subscription Agreements and related documentation of those subscribers who meet such suitability and eligibility requirements. In so transmitting Subscription Agreements and related documentation to the Company, the Intermediary Manager shall be deemed to represent to the Company and to the Adviser that it has no reason to believe that the information provided by the subscriber therein is not complete and correct in all material respects; provided, that in so representing, the Intermediary Manager may reasonably rely on the information provided by Selected Intermediaries concerning their customers. The Company shall have the right, in its sole discretion, to reject any subscription received by it, in whole or in part. No subscription shall be deemed effective until accepted by the Company. Furthermore, notwithstanding the Company's acceptance of a subscriber's subscription for Shares, the Company may at any time prior to the admission of such subscriber to the Company as a Shareholder thereof, reduce (including to zero) the amount of the subscriber's subscription as described in the Memorandum.

(d)            The Intermediary Manager acknowledges that Shares are to be offered and sold to investors only on the terms as set forth in the Memorandum, including with respect to pricing of Shares, subscription dates, handling of Shareholder funds, payment of sales commissions, upfront and deferred sales charges, distribution and/or shareholder servicing fees, and other fees and investor eligibility standards, if any, applicable to the relevant class of Shares. Following receipt of the Multi-Class Exemptive Order, the Intermediary Manager may reallow Distribution and/or Servicing Fees (as defined below) and a portion of any applicable sales charge to dealers or cause payment (which may exceed the sales charge, if any) of commissions to brokers through which sales are made, as it may determine, and it may pay such amounts to dealers and brokers on sales of Shares from its own resources (such dealers and brokers shall collectively include all domestic or foreign institutions eligible to offer and sell the Shares) if and as set forth in the Memorandum.

(e)            The Intermediary Manager shall cooperate with the Company and the Adviser in endeavoring to qualify or register the offer and sale of the Shares under, or to establish the exemption of such offers and sales from qualification or registration under, the applicable securities or "blue sky" laws of any state or other applicable jurisdiction; provided, however, that neither the Company nor the Adviser shall be obligated to file any general consent to service of process or to qualify to do business or to qualify as a dealer in securities, as the case may be, in any jurisdiction in which such party is not so qualified.

(f)            The Company, or any agent of the Company designated in writing by the Company, shall be advised of indications of interest and subscriptions for Shares received by the Intermediary Manager. The Intermediary Manager (directly or through the Selected Intermediaries) will confirm orders upon the completion of the offering, issuance of the Shares and payment therefor. The Intermediary Manager agrees to cause such payment and such instructions to be delivered promptly to the Company (or its agent).

(g)            The Intermediary Manager shall not be obligated to sell or purchase any certain number or amount of Shares for its own account. All sales by the Intermediary Manager shall be expressly subject to acceptance by the Company.

(h)            The Company may suspend or terminate the offering of its Shares at any time, including, following receipt of the Multi-Class Exemptive Order, with respect to specific classes of Shares, and as to specific jurisdictions or otherwise. Upon notice to the Intermediary Manager of the terms of such suspension or termination, the Intermediary Manager shall suspend the solicitation of subscriptions for Shares in accordance with such terms until the Company notifies the Intermediary Manager that such solicitation may be resumed. The Intermediary Manager, in consultation with the Adviser, may suspend sales of the Shares (including, following receipt of the Multi-Class Exemptive Order, with respect to specific classes of Shares) at any time, may grandfather continuing sales to any group or category of existing Shareholders, and may resume sales at any later time, subject in each case to a requirement that the Intermediary Manager promptly notify the Board of the decision and subject to the authority of the Board to override such decision.

(i)            The Intermediary Manager and the Company have established the following investor eligibility procedures in connection with the offer and sale of Shares and agree that neither party will make offers or sales of any Shares except in compliance with such procedures: (i) offers and sales of Shares will be made only to investors that are reasonably believed to qualify as (A) "accredited investors," as defined in Rule 501(a) under the 1933 Act, and (B) prior to the BDC Election, "qualified purchasers" as defined in the 1940 Act; (ii) no sale of Shares to any one investor will be for less than the minimum denominations as may be specified in the Memorandum (as may be waived in accordance with specifications in the Memorandum) or such lower amounts as the Company or any agent of the Company designated in writing shall advise.

2.             Duties of the Intermediary Manager.

(a)            The Intermediary Manager agrees to furnish a copy of the Memorandum and the governing documents of the Company to each investor it solicits in connection with the offering of the Shares. The Adviser, on behalf of the Company, shall provide such number of copies of the Memorandum, governing documents of the Company, Subscription Agreements and related documents (collectively, the "Offering Materials") as the Intermediary Manager may reasonably request.

(b)            The Intermediary Manager agrees to appoint Selected Intermediaries to provide distribution and shareholder services with respect to the Shares to Shareholders of the Fund that are customers of such Selected Intermediaries and to assist the Selected Intermediaries in the provision of such services and for the Intermediary Manager to provide such services to Shareholders that are its customers.

(c)            The Intermediary Manager agrees to review all proposed advertising materials and sales literature of the Company for compliance with applicable laws and regulations, and shall file with appropriate regulators those advertising materials and sales literature as is necessary to comply with such laws and regulations. The Intermediary Manager agrees to retain any comments provided by regulators with respect to such materials and further agrees to provide the Company with any such comments that would be considered to be material to the Company in order to comply with applicable laws and regulations.

3.             Term; Termination. This Agreement shall become effective as of the date hereof. This Agreement shall continue for a term of two years, and thereafter shall continue automatically for successive annual periods, provided that, effective upon the BDC Election, such continuance must be specifically approved at least annually by (a) the vote of the Board or by the vote of a majority of the outstanding voting securities of the Company and (b) the vote of a majority of the Trustees who are not parties to this Agreement or "interested persons" (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party, in accordance with the requirements of the 1940 Act, as such requirements may be modified by rule, regulation, order or guidance of the U.S. Securities and Exchange Commission (the "SEC") or its staff. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days' written notice, by the vote of the Trustees or by the Adviser, or by the vote of a majority of the outstanding voting securities of the Company. Effective upon the BDC Election, this Agreement shall automatically terminate in the event of its "assignment" (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).

4.             Compensation; Expenses.

(a)            The Intermediary Manager and the Selected Intermediaries shall be entitled to charge sales compensation to investors on the purchase price of Shares of the Company and receive other sales and service compensation from Shareholders in the Company or from other sources, including without limitation the Company and affiliates of the Intermediary Manager, if, and only to the extent specified in the Memorandum upon the Company's acceptance of the investor's subscription for Shares and solely to the extent permissible under applicable law, rules or regulation or exemptive relief therefrom; provided that the Intermediary Manager shall have the authority to adjust or waive such sales compensation and services fees, if any, in particular cases, at its sole discretion, in consultation with the Company and as generally described in the Memorandum. The Intermediary Manager may pay or reallow such portion of any sales compensation and Distribution and/or Servicing Fees (as defined below) to Selected Intermediaries that sold the Shares as may be agreed to from time to time by the Company and the Intermediary Manager and disclosed in the Memorandum. In particular, the Intermediary Manager may compensate Selected Intermediaries for services they provide with (i) any applicable sales charge described in the Company's Memorandum, (ii) following receipt of the Multi-Class Exemptive Order, any payments made pursuant to the distribution and/or servicing plan to be adopted by the Company and approved by its Board pursuant to Rule 12b-1 under the 1940 Act (the "Plan" and such payments, "Distribution and/or Servicing Fees"), or (iii) other payment from the Intermediary Manager's or its affiliates' own resources as the Intermediary Manager or its affiliates may determine from time to time. Payment of any such sales charge or other payment shall be the sole obligation of the Intermediary Manager, provided that the Intermediary Manager shall not be obligated to make any payment pursuant to the Plan, once adopted, unless the Intermediary Manager has received a corresponding payment from the Company pursuant to the Plan. The form of any agreement in which payments are made pursuant to the Plan, and the compensation to be paid thereunder, shall be approved by the Board prior to the making of any such payments. The Intermediary Manager may pay amounts pursuant to this Section 4 to any affiliated person of the Intermediary Manager that sells Shares or provides personal investor services and account maintenance services.

(b)            Notwithstanding the foregoing clause (a), subject to the terms of the Memorandum, the Intermediary Manager shall use commercially reasonable efforts to procure that, at such time as the Selected Intermediary that sold the Shares giving rise to a portion of the Distribution and/or Servicing Fee is no longer the broker-dealer of record with respect to such Shares or the Selected Intermediary no longer satisfies any or all of the conditions in its Selected Intermediary Agreement for the receipt of the Distribution and/or Servicing Fee, then the Selected Intermediary's entitlement to the Distribution and/or Servicing Fees related to such Shares shall cease in, and the Selected Intermediary shall not receive the Distribution and/or Servicing Fee for, that period or any portion thereof. Unless agreed otherwise by the Intermediary Manager and the Company, Selected Intermediary transfers will be made effective as of the start of the first business day of a month. Thereafter, such Distribution and/or Servicing Fees may be reallowed to the then-current broker-dealer of record of the applicable class of Shares, as applicable, if any such broker-dealer of record has been designated (the "Servicing Dealer"), to the extent such Servicing Dealer has entered into a Selected Intermediary Agreement or similar agreement with the Intermediary Manager ("Servicing Agreement"), such Selected Intermediary Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance and the Servicing Dealer is in compliance with the terms of such agreement related to such reallowance. The terms of any reallowance of the Distribution and/or Servicing Fee shall be set forth in the Selected Intermediary Agreement or Servicing Agreement entered into with the Selected Intermediary or Servicing Dealers, as applicable. The Company will not be liable or responsible to any Selected Intermediary or Servicing Dealer for any reallowance of the Distribution and/or Servicing Fee to such Selected Intermediary or Servicing Dealer, it being the sole and exclusive responsibility of the Intermediary Manager for any reallowance of the Distribution and/or Servicing Fee to Selected Intermediaries and Servicing Dealers. Notwithstanding the above, the Company, in its sole discretion, either directly or through such agent appointed by it, may act as agent of the Intermediary Manager by making direct payment of Distribution and/or Servicing Fees to such Selected Intermediary without incurring any liability therefor. Further, the Company is not responsible for any transaction or other fees, including upfront placement fees or brokerage commissions, charged by Selected Intermediaries.

(c)            The Company shall bear all of its own costs and expenses, including fees and disbursements of its counsel and auditors, in connection with the preparation of its Memorandum and all amendments and supplements thereto, and in connection with any fees and expenses incurred with respect to any filings with the Financial Industry Regulatory Authority ("FINRA"), preparing and mailing annual and interim reports, proxy materials and tender offer materials to Shareholders (including but not limited to the expense of setting in type any such filings, Memorandum, annual or interim reports, proxy materials or tender offer materials, as applicable).

(d)            The Company shall bear any cost and expenses of qualification of Shares for sale under the securities laws of such states or other jurisdictions, or exemption therefrom, as shall be selected by the Company and the Intermediary Manager pursuant to this Agreement and the cost and expenses payable to each such state or jurisdiction for continuing qualification or exemption therein.

(e)            The Intermediary Manager shall bear (i) any expenses of advertising incurred by the Intermediary Manager in connection with such distribution of the Shares and (ii) the expenses of registration or qualification of the Intermediary Manager as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification.

5.             Indemnity.

(a)            For the purposes of this Section 5, an entity's "Indemnified Persons" shall include such entity's officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(b)            The Company (solely out of its assets) agrees, to the extent permitted by applicable law (including U.S. federal and state law and the applicable laws of any other jurisdiction in which the Shares are offered), to indemnify and hold harmless the Intermediary Manager, each controlling person of the Intermediary Manager and each officer director, trustee and employee of the Intermediary Manager and each such controlling person (each, an "Intermediary Manager Indemnified Person") from and against any and all expenses, losses, damages, judgments, liabilities, demands, charges or claims of any nature whatsoever (including reasonable attorneys' fees and expenses) (collectively, "Losses"), as incurred, in respect of or arising from (i) the offering and sale of the Shares, (ii) the Memorandum and any amendments or supplements thereof, (iii) any action or failure to act by any Intermediary Manager Indemnified Person which has not been determined in a final judicial proceeding not subject to appeal by a court of competent jurisdiction to constitute bad faith, willful misconduct, gross negligence or reckless disregard of the Intermediary Manager's duties under this Agreement or (iv) any untrue statement or alleged untrue statement of a material fact contained in the Memorandum, or any omission or alleged omission to state a material fact necessary to make the statements in the Memorandum, in light of the circumstances under which they were made, not misleading.

(c)            Notwithstanding the foregoing, the above indemnification shall not apply to the extent that the liability is determined in a final judicial proceeding not subject to appeal by a court of competent jurisdiction to directly arise out of (i) an actual or alleged untrue statement of a material fact in the Memorandum, or omission to state a material fact in the Memorandum, in reliance upon and in conformity with information concerning the Intermediary Manager furnished by the Intermediary Manager in writing specifically for inclusion therein, (ii) the failure of any representation made by the Intermediary Manager hereunder to be true in all material respects or (iii) the material breach by the Intermediary Manager of any warranty or covenant herein. The Company will not be liable for the portion of any Losses in any such case if it is determined that the Intermediary Manager was primarily at fault in connection with such portion of the Losses.

(d)            The Intermediary Manager agrees to, and does hereby, indemnify and hold harmless the Company, the Adviser, and each of their respective officers, directors, trustees and employees, and each person, if any, who controls any thereof (together with the Intermediary Manager Indemnified Persons, the "Indemnified Persons") from and against any and all Losses whatsoever, to the same extent as the indemnity by the Company of the Intermediary Manager Indemnified Persons, determined in a final judicial proceeding not subject to appeal by a court of competent jurisdiction to directly arise out of (i) an actual or alleged untrue statement of a material fact in the Memorandum, or omission to state a material fact in the Memorandum, in reliance upon and in conformity with information concerning the Intermediary Manager furnished by the Intermediary Manager in writing specifically for inclusion therein, (ii) the failure of any representation made by the Intermediary Manager hereunder to be true in all material respects, (iii) the material breach by the Intermediary Manager of any warranty or covenant herein, (iv) any use of sales literature by the Intermediary Manager not authorized or approved by the Company, (v) any untrue statement made by the Intermediary Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares, (vi) any failure by the Intermediary Manager to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, the Financial Industry Regulatory Authority ("FINRA") and the USA PATRIOT Act of 2001, as amended (the "USA Patriot Act"), or (vii) any other failure by the Intermediary Manager to comply with applicable FINRA or SEC rules.

(e)            The Intermediary Manager shall use commercially reasonable efforts to cause each Selected Intermediary to severally indemnify and hold harmless the Indemnified Persons from and against any Losses to which an Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Materials or omission or alleged omission to state in the Offering Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, that clause (i) applies to the extent, but only to the extent, that such untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Intermediary Manager or their respective agents by or on behalf of the Selected Intermediary specifically for use with reference to the Selected Intermediary in the preparation of the Offering Materials; (ii) any use of sales literature not authorized or approved by the Company or any use of "broker-dealer use only" materials with members of the public by the Selected Intermediary in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; (iii) any untrue statement or alleged untrue statement made by the Selected Intermediary or its representatives or agents or omission or alleged omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; (iv) any material violation of this Agreement or the Selected Intermediary Agreement entered into between the Intermediary Manager and the Selected Intermediary; (v) any failure or alleged failure to comply with all applicable laws, including laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act; or (vi) any other failure or alleged failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. The Intermediary Manager shall use commercially reasonable efforts to cause each such Selected Intermediary to reimburse each Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses. This indemnity agreement will be in addition to any liability that such Selected Intermediary may otherwise have.

(f)            Notwithstanding the foregoing, neither the Company nor the Intermediary Manager as an indemnifying party as provided above (each, in such capacity, an "Indemnitor") will be liable under this Section 5 with respect to any claims made against an Indemnified Person unless notified in writing (as provided in Section 9 hereof) of the nature of the claim, suit or proceeding made or brought against such Indemnified Person within a reasonable time after the assertion thereof, but failure to so notify such Indemnitor shall not relieve such Indemnitor from any liability which it may have otherwise than on account of this Section 5.

(g)            An Indemnified Person may not settle or compromise any claim, suit or proceeding for which indemnification or reimbursement or payment of expenses is sought hereunder without the prior written consent of the applicable Indemnitor(s), which consent shall not be unreasonably withheld. The Company agrees to notify the Intermediary Manager within a reasonable time of the assertion of any claim against the Company or the Adviser or any other person entitled to indemnification pursuant to Section 5(c). The Intermediary Manager agrees to notify the Company and the Adviser within a reasonable time of the assertion of any claim against any Indemnified Person.

(h)            An Indemnitor shall be entitled to participate at its own expense in the defense or, if it elects within a reasonable time after receipt of notice of any claim, suit or proceeding, to assume the defense of any such claim asserted or any suit brought to enforce any such claim, but if the Indemnitor elects to assume the defense thereof, such defense shall be conducted by counsel chosen by it with the consent of the Indemnified Persons against whom such claim is made or who are defendants in any suit so brought, which consent shall not be unreasonably withheld. If the Indemnitor elects to assume the defense of any such claim or suit and retains such counsel, the Indemnified Persons in respect of such claim or suit shall bear the fees and expenses of their own counsel arising out of any legal services thereafter performed. If the parties to any such action (including impleaded parties) include the Indemnitor and one or more Indemnified Persons, and any such Indemnified Person shall have been advised by independent counsel chosen by it that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnitor, the Indemnitor shall not have the right to assume the defense of such action on behalf of such Indemnified Person, and will reimburse such Indemnified Person as aforesaid for the reasonable fees and expenses of any counsel, reasonably acceptable to the Indemnitor, that is retained by such Indemnified Person. Notwithstanding the preceding sentence, in connection with any one action, or more than one separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, where there are different or additional defenses available to one or more Indemnified Persons, all such Indemnified Persons with the same additional or different defense shall be limited to one firm of attorneys reasonably acceptable to the Indemnitor, which firm shall be designated in writing by such Indemnified Person or Persons and the Indemnitor shall not be liable for any fees and expenses of any other firm of attorneys.

(i)            In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 5 for any reason is held to be unenforceable although applicable in accordance with its terms, the Company, on the one hand, and the Intermediary Manager, on the other hand, shall contribute to the aggregate Losses incurred by such parties in such proportions as is appropriate to reflect the relative aggregate benefits to the Company, on the one hand, and the Intermediary Manager, on the other hand, on the matters contemplated by this Agreement, as well as the relative fault of the Company and the Adviser, on the one hand, and that of the Intermediary Manager, on the other hand, with respect to such Losses and any other relevant equitable considerations; provided, however, that no person adjudged guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) by a court of competent jurisdiction shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(j)            The foregoing rights to indemnification and contribution are in addition to, and not in lieu of, any and all rights that any Indemnified Person may have at law, by agreement, in equity, or otherwise, will survive the completion or termination of this Agreement, and will remain in full force and effect unless terminated by express written agreement among the parties hereto.

(j)            Notwithstanding any other provision of this Section 5, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the 1940 Act.

6.            Access to Information; Confidentiality. In connection with the Intermediary Manager's engagement hereunder, the Company or its agent shall make available to the Intermediary Manager (a) any information concerning the offering of the Shares as the Intermediary Manager reasonably requests and (b) during normal business hours, the officers, accountants, legal counsel and such other representatives or advisors of the Company, including the Adviser, participating in the management of the Company as the Intermediary Manager reasonably requests. The Company shall use commercially reasonable efforts to assure the accuracy and completeness of all of such information at the time it is furnished to the Intermediary Manager.

7.             Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and covenants and agrees with, the Intermediary Manager that:

(a)            The Memorandum does not and will not on the date of any offer or sale of Shares contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made; provided, that no representation is made with respect to any portion of the Memorandum constituting written material provided by the Intermediary Manager or any Selected Intermediary expressly for inclusion therein.

(b)            Neither the Company nor the Adviser has taken, and they will not take, any action or actions that would: (i) cause the offering of Shares to be subject to registration under the Securities Act or, unless the Company notifies the Intermediary Manager in writing, the securities laws of any other jurisdiction where they are being offered, (ii) prior to the BDC Election, cause the Company to be subject to registration or regulation as an "investment company" under the 1940 Act (provided, for the avoidance of doubt, following the BDC Election, it is acknowledged that the Company intends to be regulated as a business development company under the 1940 Act) or (iii) be in violation of any rules of FINRA, the SEC or any other regulatory body having jurisdiction over the Company, the Adviser or the Intermediary Manager.

(c)            This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company.

8.             Representations, Warranties and Covenants of the Intermediary Manager. The Intermediary Manager represents and warrants to, and covenants and agrees with, the Company as follows:

(a)            The Intermediary Manager will only make offers to sell Shares to, or solicit offers to buy Shares from, or otherwise negotiate in respect thereof with, investors that the Intermediary Manager reasonably believes to qualify as (A) "accredited investors," as defined in Rule 501(a) under the 1933 Act and (B) prior to the BDC Election, "qualified purchasers" as defined in the 1940 Act.

(b)            Prior to the BDC Election, the Intermediary Manager will engage, retain, assign or delegate its rights or obligations hereunder to Selected Intermediaries to assist the Intermediary Manager in the offer, sale, marketing or promotion of Shares only if such Selected Intermediary enters into a Selected Intermediary Agreement with the Intermediary Manager, which the Intermediary Manager shall use commercially reasonable efforts to cause to include representations, warranties and covenants sufficient for the Adviser to be able to demonstrate its reasonable belief that, in connection with the services or activities performed by the Selected Intermediary under such Selected Intermediary Agreement, the Selected Intermediary will use its best efforts to ensure that each "endorsement" or "testimonial" (as defined in Rule 206(4)-1 under the Investment Advisers Act of 1940, as amended (the "Marketing Rule")) complies with the requirements of the Marketing Rule. The Intermediary Manager will use commercially reasonable efforts to cooperate with the Adviser's requests for information required for purposes of compliance with the Marketing Rule. Within the United States, the Intermediary Manager shall enter into Selected Intermediary Agreements for the sale of Shares only with Selected Intermediaries who are acting as brokers or dealers, who are members in good standing of FINRA and who agree to abide by the conduct rules of FINRA. The Intermediary Manager shall obtain adequate assurance from any Selected Intermediary that sells Shares of the Company of compliance by such Selected Intermediary with applicable federal and state securities laws and the conduct rules of FINRA, as appropriate.

(c)            In offering Shares for sale, the Intermediary Manager will not intentionally take any action or actions (i) that would cause the offering of Shares to be subject to registration under the 1933 Act or the securities laws of any other jurisdiction where they are being offered, unless (in the latter case) the Intermediary Manager has been notified in writing by the Company that the Company is so registered, (ii) prior to the BDC Election, that would cause the Company to be subject to registration or regulation under the 1940 Act (provided that, for the avoidance of doubt, following the BDC Election, it is acknowledged that the Company intends to be regulated as a business development company under the 1940 Act) or (iii) in violation of any rules of FINRA, the SEC or any other regulatory authority having jurisdiction over the Company, the Adviser or the Intermediary Manager. The Intermediary Manager agrees that, during the time in which Shares are not registered under the 1933 Act, it will not conduct, and will not authorize or permit any Selected Intermediary to conduct, a general solicitation or general advertising (as such terms are defined in Regulation D of the 1933 Act) with respect to the offered Shares.

(d)            The Intermediary Manager will not offer Shares for sale, or solicit any offers to buy any Shares, or otherwise negotiate with any person in respect of Shares, on the basis of any communications or documents relating to Shares or any investment therein or to the Company or any investment therein or to the Adviser, other than the Memorandum, information otherwise furnished in writing to the Intermediary Manager by or on behalf of the Company by the Adviser specifically for such purpose, or any other document, and any cover or transmittal letter, satisfactory in form and substance to the Company and its counsel, as communicated in writing. The Intermediary Manager and its personnel will not make any statement regarding the Company or the offering of Shares that is false or materially misleading.

(e)            The Intermediary Manager is a broker-dealer registered under the 1934 Act and the laws of the states in which it will offer Shares, and the Intermediary Manager is a member in good standing of FINRA. The Intermediary Manager has adopted and is, and will continue to be, in full compliance with all internal compliance policies and procedures required by FINRA. The Intermediary Manager will promptly provide written notice to the Company and the Adviser if any of the representations in this Section 8 cease to be true and the Intermediary Manager will thereafter immediately suspend offers and sales of Shares pending further direction from the Adviser.

(f)            In each U.S. state or other non-U.S. jurisdictions where Shares are offered to investors, the Intermediary Manager will permit only those of its agents, employees or representatives who have effective registrations in such state or other non-U.S. jurisdiction (as applicable), as and if required by the securities or "blue sky" laws and all applicable laws, rules, and regulations of such U.S. state or other non-U.S. jurisdictions (as applicable), to review the suitability of Shares for, offer Shares for sale to, or solicit offers to buy Shares from, or otherwise negotiate with respect to, discuss the terms or merits of an investment in or provide any documents relating to the Shares, with any investors resident in such state or other non-U.S. jurisdiction (as applicable).

(g)            The Intermediary Manager may sell Shares in certain approved non-U.S. jurisdictions as permitted under the terms of the Memorandum and with the knowledge and consent of the Adviser. The Intermediary Manager shall confirm that it meets and shall maintain all requirements necessary to permit the offer and sale of Shares to prospective investors located or domiciled in non-U.S. jurisdictions.

(h)            The Intermediary Manager shall provide from time to time, upon request of the Company, certificates of its compliance with the requirements of this Agreement and applicable law in connection with its placement agent activities on behalf of the Company.

(i)            The Intermediary Manager is not subject to a "Bad Actor" disqualification event described in Rule 506(d) of the 1933 Act and agrees to immediately notify the Company and the Adviser if it becomes subject to such a disqualification event.

(j)            The Intermediary Manager agrees to promptly notify the Company and the Adviser if any of the representations and warranties set forth in this Agreement becomes materially inaccurate, or if any covenant or condition on the Intermediary Manager's part to be performed or satisfied has been breached or not satisfied in any material respect.

(k)            The Intermediary Manager shall make reasonable efforts to assist the Company in obtaining payment by each person or entity whose offer to purchase Shares has been solicited by the Intermediary Manager and accepted by the Company. The Intermediary Manager shall not have any liability to the Company in the event any such purchase is not consummated for any reason.

(l)            The Intermediary Manager represents to the Company that (i) it and its employees and representatives are properly registered and licensed as required by any applicable law, rule, or regulation to act under this Agreement, and (ii) it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA rules, SEC rules and regulations and the USA Patriot Act, specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the "Money Laundering Abatement Act" and together with the USA PATRIOT Act, the "AML Rules") reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the offered Shares. In addition, the Intermediary Manager represents that it has established and implemented a program for compliance with Executive Order 13224 and all regulations and programs administered by the U.S. Department of the Treasury's Office of Foreign Assets Control regulations ("OFAC Program") and will continue to maintain its OFAC Program during the term of this Agreement. The Intermediary Manager further represents that it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act, and the Intermediary Manager hereby agrees, upon request of the Company, to provide an annual certification to the Company that, as of the date of such certification (i) its AML program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (ii) it has continued to implement its AML program and its OFAC Program, and (iii) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act.

(m)            This Agreement has been duly and validly authorized, executed and delivered by the Intermediary Manager.

9.            Notices. Any notices required to be given pursuant to this Agreement shall be via (a) hand, (b) first class registered or certified mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier or (d) electronic mail to the applicable party at the following addresses, or any other address subsequently notified by a party to all other parties in accordance with the provisions of this Section 9:

If to the Placement Agent, to:

Macquarie Capital (USA) Inc.

660 5th Avenue

New York, New York 10103

Attention: General Counsel

If to the Fund, to:

Macquarie Infrastructure Income Opportunities Fund
660 Fifth Avenue
New York, New York 10103
Attention: General Counsel

10.           Agency. In connection with the continuous private offering of Shares upon the terms set forth in the Memorandum, the Intermediary Manager shall act solely as an agent of the Company and not as principal.

11.            Miscellaneous. This Agreement will be governed by and construed and enforced in accordance with the laws applicable to contracts executed and performable in the State of Delaware without regard to the principles of conflicts of laws. This Agreement is binding upon each of the parties hereto and their respective successors and assigns and will inure to the benefit of each of the Intermediary Manager, the Company and their respective successors, heirs, and assigns. Neither party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party hereto (which consent may be withheld in their sole discretion for any reason).

12.            Entire Agreement; Amendment. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may be amended by the parties only if such amendment is specifically approved (i)  by the Board or by the vote of a majority of the outstanding voting securities of the Company and (ii) by the vote of a majority of those Trustees who are not parties to this Agreement or "interested persons" (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party, in accordance with the requirements of the 1940 Act, as such requirements may be modified by rule, regulation, order or guidance of the SEC or its staff.

13.           Confidentiality. Unless otherwise required by applicable law or as requested or required by any regulatory or governmental authority (whether or not such request or requirement has the force of law), each of the parties to this Agreement shall not disclose any confidential information made available to it pursuant to the terms of this Agreement; provided, that such information may be disclosed to any unaffiliated Selected Intermediary, as well as any auditors, legal counsel and rating agencies and any other entities to whom disclosure is required.

14.            No Waiver. The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

15.            Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

16.            Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or pdf transmission), each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17.            Survival of Certain Provisions. The provisions of Sections 5, 9, 11, 13 and 17 of this Agreement shall survive any termination or expiration of this Agreement and the dissolution, termination and winding up of the Company.

18.            Certain Matters of Construction.

(a)            The words "hereof," "hereto," "herein," "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section hereof shall include all subsections thereof.

(b)            Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

(c)            The word "including" shall mean including without limitation.

(SIGNATURE PAGE FOLLOWS)

This Agreement may be signed in one or more counterparts, each of which shall constitute an original document and all of which shall constitute one and the same document.

Very truly yours,

MACQUARIE INFRASTRUCTURE INCOME OPPORTUNITIES FUND

By:	/s/ Benjamin Taylor
	Name:	Benjamin Taylor
	Title:	Vice President

By:	/s/ Harlan Cherniak
	Name:	Harlan Cherniak
	Title:	Chief Executive Officer

Confirmed by:

MACQUARIE CAPITAL (USA) INC.

By:	/s/ Paul Ames
	Name:	Paul Ames
	Title:	Head of Institutional Distribution, CSG AMER

[Signature Page to Intermediary Manager Agreement]